UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Uranium Royalty Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40359	42-3490185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

141 Union Blvd, Suite #310, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 630-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	UROY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 27, 2026 (the “Effective Date”), Uranium Royalty Corp., a corporation formed under the laws of the State of Delaware (“New URC”), became the publicly traded parent company of Uranium Royalty Corp. (Canada), a corporation existing under the Canada Business Corporations Act (the “CBCA”) (“URC”), pursuant to which entities held an approximate 92% interest in the Sweetwater Entities (as defined below), following the consummation of the transactions (the “Transaction”) pursuant to that certain Arrangement Agreement, dated as of April 16, 2026, as amended (the “Arrangement Agreement”), by and among URC, entities affiliated with Orion Resource Partners (USA) LP (collectively, the “Orion Sellers”) and HRG Metals LP (“HRG”) and, together with Ontario Teachers’ Pension Plan Board (“OTPPB”),the “OTPPB Parties,” and HRG together with the Orion Sellers, the “Sweetwater Investors”). The Transaction was effected by way of a statutory plan of arrangement (the “Arrangement”) under the provisions of the CBCA, pursuant to which, among other things:

(i)	the Sweetwater Investors received approximately $330 million in cash and 223,252,749 shares of common stock of New URC (the “New URC Shares” and such New URC Shares received by the Sweetwater Investors, the “Share Consideration”) at a deemed value of $3.64 per share in exchange for the Sweetwater Investors’ 92% equity stake in the soda ash royalty and landholding business conducted through Sweetwater Trona Block LLC, Sweetwater Trona Fund LP, Sweetwater Management LLC, Sweetwater Surface LLC, Sweetwater Trona HoldCo LLC, Sweetwater Trona OpCo LLC, Sweetwater Royalties LLC, Uinta Development Company, Aggie Grazing Block LLC, Aggie Grazing Fund LP, Aggie Grazing LLC, Cougar Utah Block LLC, Cougar Utah Fund LP, Cougar Utah LLC and Green River Management Holdings LLC (the “Sweetwater Entities”) together with the royalty, mineral, surface and lease rights and related assets held by the Sweetwater Entities in Wyoming, Utah and Colorado, such Share Consideration issued by New URC in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided Section 4(a)(2) thereof;

(ii)	OMF II Onshore Alpha Holdings LLC received 1 share of the Class A preferred stock of New URC (the “Class A Preferred Stock”) and HRG received 1 share of the Class B preferred stock of New URC (the “Class B Preferred Stock” and together, with the Class A Preferred Stock, the “Preferred Stock”), such shares issued by New URC in reliance upon the exemption from the registration requirements of the Securities Act provided Section 4(a)(2) thereof;

(iii)	each holder of common shares of URC (the “URC Shares”), other than Dissenting Shareholders and holders making an Exchangeable Share Election (each as defined in the Arrangement Agreement), received one share of common stock of New URC (the “New URC Shares”) for each URC Share held at the effective time of the Arrangement (the “Effective Time”), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof;

(iv)	each holder of URC Shares who was an Eligible Holder (as defined in the Arrangement Agreement) and who made a valid election received exchangeable shares (the “Exchangeable Shares”) of UROY ExchangeCo, Ltd., a Canadian subsidiary of New URC (“ExchangeCo”) in lieu of New URC Shares, on a one-for-one basis, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof; each Exchangeable Share is exchangeable for one New URC Share (subject to customary adjustments) outside the United States in offshore transactions pursuant to Regulation S or pursuant to a registration statement that is effective under the Securities Act;

(v)	Computershare Trust Company of Canada (the “Trustee”) received 1 share of the special voting stock of New URC (the “Special Voting Share”), such share issued by New URC in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof; and

(vi)	each outstanding option to acquire URC Shares (each, a “URC Option”) was exchanged for a replacement option to acquire New URC Shares (each, a “URC Replacement Option”) on an economically equivalent basis in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof.

The issuance of New URC Shares and the Preferred Stock to the Sweetwater Investors and the issuance of the Special Voting Share to the Trustee were not registered under the Securities Act, and such securities were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. The issuance of New URC Shares, Exchangeable Shares and URC Replacement Options to the holders of URC Shares or URC Options in exchange for their URC Shares or URC Options pursuant to the Arrangement was not registered under the Securities Act, and such securities were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof, the Supreme Court of British Columbia having approved the Arrangement as fair and reasonable to the holders of URC Shares at a hearing upon which the Final Order was granted on July 23, 2026.

In connection with the Transaction, the New URC Shares are listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the symbol “UROY.” As a result of the Transaction, New URC became the successor issuer to URC pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Current Report on Form 8-K (this “Current Report”) establishes New URC as the successor issuer to URC pursuant to Rule 12g-3(a) under the Exchange Act. Pursuant to Rule 12g-3(e) under the Exchange Act, the New URC Shares are deemed to be registered under Section 12(b) of the Exchange Act, and New URC is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. New URC hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

The foregoing description of the Arrangement Agreement is not complete and is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and which is incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Investors Rights Agreement

In connection with the Arrangement Agreement, New URC and the Sweetwater Investors entered into an Investors Rights Agreement (the “Investors Rights Agreement”), which provides the Sweetwater Investors with certain voting support, standstill, board representation, participation, transfer, resale and registration rights.

Voting Support

For a two-year period following the Effective Date (the “Support Period”), each of the Sweetwater Investors is required to vote (or cause to be voted) all New URC Shares held by such Sweetwater Investor in accordance with the recommendations of the board of directors of New URC (the “Board”), subject to certain exceptions, including with respect to extraordinary transactions, related party transactions, matters that would violate OTPPB’s proxy voting guidelines and modifications to New URC’s organizational documents.

Standstill

During the Support Period, the Sweetwater Investors and their controlled subsidiaries (subject to certain exclusions, including portfolio companies and permitted transferees) are subject to customary standstill restrictions, including restrictions on acquiring additional voting or debt securities of New URC or its subsidiaries, requisitioning or calling shareholder meetings, seeking to change the composition of the Board other than pursuant to their agreed board nomination rights, submitting shareholder proposals, acting jointly or in concert with others in connection with any of the foregoing, or publicly disclosing any intention to do so.

Board Representation

For so long as the applicable Sweetwater Investor continues to hold at least 10% of the outstanding voting securities of New URC, the Investors Rights Agreement provides the Sweetwater Investors with board representation rights. The Orion Sellers are entitled to designate director nominees proportionate to their ownership of voting securities of New URC, and OTPPB is entitled to designate one nominee, provided that in no event may the directors appointed by the Sweetwater Investors, in the aggregate, be equal to or exceed 50% of the total number of directors on the Board.

Participation Rights

During the Support Period, in the event New URC proposes to issue any equity securities (other than certain excepted securities), each Sweetwater Investor is entitled to participate in such equity issuance on the same terms and conditions, to the extent necessary to maintain such Sweetwater Investor’s proportionate ownership interest (on a fully diluted basis) in New URC. New URC is required to give each Sweetwater Investor written notice of any proposed equity issuance at least 15 business days prior to the anticipated closing date.

Lock-Up and Transfer Restrictions

Each Sweetwater Investor is subject to a lock-up on transfers of New URC Shares for a period of 180 days following the Effective Date (the “Lock-Up Period”), subject to early release if the volume-weighted average closing price of New URC Shares equals or exceeds $5.47 during any consecutive 20-trading day period commencing on or after 90 days following the Effective Date. The lock-up is also subject to customary exceptions, including transfers to permitted transferees that agree to be bound by the same obligations under the Investors Rights Agreement.

For a period ending on the earlier of the end of the Support Period and the time when the applicable Sweetwater Investor ceases to hold more than 10% of the outstanding New URC Shares, the Sweetwater Investors are also subject to resale restrictions, including: (i) a requirement to provide at least 3 business days’ prior written notice to New URC of most proposed sales, subject to customary exceptions; (ii) restrictions on sales to any person or group that, to the actual knowledge of the applicable Sweetwater Investor (after reasonable inquiry), would beneficially own more than 10% of the outstanding New URC Shares as a result of such sale; and (iii) restrictions on sales to certain specified counterparties identified on a negotiated no-sell list.

Registration Rights

Within 60 days following the Effective Date, New URC is required to file with the SEC a shelf registration statement covering all registrable securities then outstanding and held by the Sweetwater Investors, and to use reasonable best efforts to cause such registration statement to be declared effective within ninety (90) days following the Effective Date and to maintain its effectiveness until all registrable securities have ceased to be registrable securities.

The Sweetwater Investors also have customary demand registration rights, including for underwritten offerings, underwritten block trades and shelf takedowns, subject to (i) customary deferral rights, (ii) a limitation of one demand in any 120-day period, (iii) a minimum expected offering size of $75,000,000, and (iv) a requirement that such demand be made by Sweetwater Investors holding a majority of their aggregate outstanding registrable securities. In addition, the Sweetwater Investors have customary piggyback registration rights in connection with registered offerings of New URC Shares by New URC on behalf of itself or any other person (other than excluded registrations).

The Investors Rights Agreement also includes customary indemnification and contribution provisions, customary covenants regarding Rule 144 sales and legend removals, and a covenant that New URC will not grant senior or pari passu registration rights to third parties without the consent of the Sweetwater Investors.

Termination

The Investors Rights Agreement became effective upon the Effective Date and will remain in full force and effect until the earliest of: (a) the date after the Support Period on which all Sweetwater Investors have ceased to hold any New URC Shares; (b) the written agreement of all parties to terminate the agreement; or (c) with respect to any particular Sweetwater Investor, the date on which the Support Period has expired and such Sweetwater Investor no longer holds any registrable securities. The indemnification, termination and miscellaneous provisions survive any termination.

This summary is qualified in its entirety by reference to the full text of the Investors Rights Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Exchangeable Share Support Agreement

In connection with the Arrangement Agreement, New URC, UROY Callco ULC, an unlimited liability company incorporated under the laws of British Columbia and a wholly-owned subsidiary of New URC (“CallCo”) and ExchangeCo entered into an Exchangeable Share Support Agreement (the “Exchangeable Share Support Agreement”), which sets forth certain covenants and obligations of New URC, CallCo and ExchangeCo in respect of the Exchangeable Shares.

Dividend Equivalence

Pursuant to the Exchangeable Share Support Agreement, so long as any Exchangeable Shares not owned by New URC or its affiliates are outstanding, New URC may not declare or pay any dividend or make any other distribution on the New URC Shares unless ExchangeCo simultaneously declares or pays an equivalent dividend or distribution on the Exchangeable Shares (or, in the case of a stock dividend, effects an economically equivalent subdivision of the Exchangeable Shares). New URC is required to advise ExchangeCo sufficiently in advance of any such dividend or distribution to ensure that the applicable declaration, record and payment dates are the same.

Support Obligations

New URC is required to take all actions reasonably necessary to enable ExchangeCo to pay and perform its obligations in respect of the Liquidation Amount, Retraction Price or Redemption Price (all defined therein) for Exchangeable Shares, including all actions necessary to enable ExchangeCo to deliver New URC Shares to holders of Exchangeable Shares upon a liquidation, dissolution or winding-up of ExchangeCo, the delivery of a retraction request or a redemption. New URC is also required to take all actions reasonably necessary to enable the Trustee to perform its obligations under the Voting and Exchange Trust Agreement and to enable New URC or CallCo to perform its obligations upon exercise of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right.

Reservation of New URC Shares

New URC has covenanted that it has reserved for issuance, and shall at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock, such number of New URC Shares as is equal to the number of Exchangeable Shares issued and outstanding from time to time (plus the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares then outstanding), and as may be required to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and any other security or commitment relating to the Arrangement.

Economic Equivalence

So long as any Exchangeable Shares not owned by New URC or its affiliates are outstanding, New URC may not, without the prior approval of ExchangeCo and the holders of the Exchangeable Shares, (i) issue or distribute New URC Shares (or securities exchangeable for or convertible into New URC Shares) by way of stock dividend to holders of New URC Shares, (ii) issue or distribute rights, options or warrants to holders of New URC Shares entitling them to subscribe for or purchase New URC Shares, (iii) issue or distribute to holders of New URC Shares securities, assets, rights, options or warrants other than New URC Shares, or (iv) subdivide, redivide, reduce, combine, consolidate, reclassify or change the New URC Shares, unless in each case the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares.

Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to New URC Shares is proposed by New URC or is proposed to New URC or its shareholders and is recommended by the board of directors of New URC, or is otherwise effected with the consent or approval of the board of directors of New URC, and the Exchangeable Shares are not redeemed by ExchangeCo or purchased by New URC or CallCo pursuant to the Redemption Call Right, New URC and ExchangeCo are required to use reasonable efforts to enable holders of Exchangeable Shares (other than New URC and its affiliates) to participate in such offer to the same extent and on an economically equivalent basis as the holders of New URC Shares, without discrimination.

Ownership and Voting

New URC has covenanted that, without the prior approval of ExchangeCo and the holders of the Exchangeable Shares, it will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of ExchangeCo and CallCo. In addition, each of New URC and CallCo has covenanted not to exercise any voting rights that may be exercisable by holders of Exchangeable Shares with respect to any Exchangeable Shares held by it or its affiliates, and New URC has covenanted not to exercise its vote as a shareholder of ExchangeCo to initiate the voluntary liquidation, dissolution or winding-up of ExchangeCo.

Termination

The Exchangeable Share Support Agreement shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than New URC and its affiliates.

This summary is qualified in its entirety by reference to the full text of the Exchangeable Share Support Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Voting and Exchange Trust Agreement

In connection with the Arrangement Agreement, New URC, CallCo, ExchangeCo and the Trustee entered into a Voting and Exchange Trust Agreement (the “Voting and Exchange Trust Agreement”), which establishes a trust for the benefit of the holders of Exchangeable Shares (other than New URC and its affiliates) (the “Beneficiaries”).

Special Voting Share

Pursuant to the Voting and Exchange Trust Agreement, New URC issued to the Trustee a special voting share in the capital of New URC (the “Special Voting Share”), which entitles the holder of record to a number of votes at meetings of holders of New URC Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by New URC and its affiliates). The Trustee holds the Special Voting Share as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries.

Voting Rights

The Trustee, as the holder of record of the Special Voting Share, is entitled to exercise all voting rights attached to the Special Voting Share on any matter that may properly come before the shareholders of New URC at a meeting or in connection with a written consent. Each Beneficiary is entitled to instruct the Trustee to cast that number of votes equal to the Equivalent Vote Amount (as defined in the Voting and Exchange Trust Agreement) for each Exchangeable Share owned of record by such Beneficiary. To the extent no instructions are received from a Beneficiary, the Trustee shall not exercise the applicable voting rights.

Exchange Right

The Voting and Exchange Trust Agreement grants to the Trustee, for the benefit of the Beneficiaries, the Exchange Right, which, upon the occurrence and during the continuance of an Insolvency Event (as defined in the Voting and Exchange Trust Agreement), entitles the Trustee to require New URC or CallCo to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary. The purchase price for each Exchangeable Share purchased pursuant to the Exchange Right is an amount per share equal to the Exchangeable Share Price on the last Business Day prior to closing, payable by delivery of the Exchangeable Share Consideration.

Automatic Exchange Right

The Voting and Exchange Trust Agreement also grants the Trustee the Automatic Exchange Right, pursuant to which, immediately prior to the effective date of a Liquidation Event (as defined in the Voting and Exchange Trust Agreement), each outstanding Exchangeable Share (other than Exchangeable Shares held by New URC and its affiliates) shall be automatically exchanged for one New URC Share. A Liquidation Event includes voluntary or involuntary liquidation, dissolution or winding-up proceedings with respect to New URC or any other distribution of assets of New URC among its shareholders for the purpose of winding up its affairs, in each case where New URC has failed to contest in good faith any such proceeding commenced in respect of New URC within 30 days of becoming aware thereof.

Termination

The trust created by the Voting and Exchange Trust Agreement shall continue until the earliest to occur of: (a) no outstanding Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by a Beneficiary; (b) each of New URC, CallCo and ExchangeCo elects in writing to terminate the trust and such termination is approved by the Beneficiaries in accordance with the Exchangeable Share Provisions; and (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the trust.

This summary is qualified in its entirety by reference to the full text of the Voting and Exchange Trust Agreement, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Certificate of Designation

In connection with the Transaction, the Board approved a Certificate of Designation of Class A Preferred Stock and Class B Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on July 27, 2026.

The Certificate of Designation contains certain affirmative and negative covenants. While any Preferred Stock remains outstanding, and without the written consent of each holder of Preferred Stock, New URC generally may not pay dividends or other distributions on, or purchase or redeem, any of its equity interests, including in connection with any merger, amalgamation or consolidation, other than such distributions and redemptions contemplated by the Certificate of Designation. Without the written consent of each holder of Preferred Stock, New URC and its subsidiaries may not issue equity securities (or securities convertible into or exchangeable or exercisable for equity securities) that rank pari passu with or senior to the Preferred Stock or make certain other restricted payments, in each case subject to the exceptions set forth in the Certificate of Designation. The Certificate of Designation also restricts, without the written consent of each holder of Preferred Stock, certain sales of all or substantially all of the assets of New URC or its subsidiaries (unless cash consideration is received that is at least equal to the fair market value of such assets and sufficient to pay the holders the redemption price) and certain amendments to the organizational documents of New URC and its subsidiaries or the Certificate of Designation that would be materially adverse to the holders or that would affect the holders in a manner materially different than other holders of securities.

Under the Certificate of Designation, the holders of the Preferred Stock are entitled to receive, on the Effective Date, a special cash distribution in an aggregate amount equal to $69,152,173.91, allocated in the amount of $8,087 to the holder of the Class A Preferred Stock and $69,144,087 to the holder of the Class B Preferred Stock. In addition, the holders of the Preferred Stock are entitled to distributions of available cash attributable to New URC’s receipt of the Seller Share of the Sweetwater Cash Amount under the Arrangement, until such holders have received such distributions in an aggregate amount equal to the Seller Share of the Sweetwater Cash Amount, as mutually determined by New URC and each of the holders as of the Effective Date (the “Aggregate Amount of Sweetwater Cash Dividends”). These distributions are allocated 72.83% to the holder of the Class A Preferred Stock and 27.17% to the holder of the Class B Preferred Stock and are required to be paid on March 31 and September 30 of each year in which any portion of the Aggregate Amount of Sweetwater Cash Dividends remains outstanding; provided that New URC may pay any such distributions at any earlier time to the extent administratively feasible to do so, upon two days’ prior written notice to each of the holders.

The Preferred Stock will be automatically redeemed after its holders receive Sweetwater Cash Dividends equal to the full Aggregate Amount of Sweetwater Cash Dividends. Before that time, New URC may redeem the Preferred Stock in cash for an amount equal to the Aggregate Amount of Sweetwater Cash Dividends less the Sweetwater Cash Dividends previously paid to the holders, allocated 72.83% to the holder of the Class A Preferred Stock and 27.17% to the holder of the Class B Preferred Stock. New URC must also redeem the Preferred Stock for the same amount immediately before the consummation of certain reclassifications, exchanges, mergers, amalgamations, consolidations, recapitalizations or reorganizations.

The foregoing description of the Certificate of Designation is a summary and is qualified in its entirety by the terms of the Certificate of Designation, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

Upon consummation of the Transaction, New URC entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”), subject to certain exceptions contained in those agreements.

This summary is qualified in its entirety by reference to the full text of the form of indemnification agreement (the “Indemnification Agreement”), which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report is incorporated into this Item 2.01 by reference.

Item 2.02.	Results of Operations and Financial Condition

On the date of this Current Report, URC’s financial results for the quarter and year ended April 30, 2026 were filed as Exhibit 99.2 to this Current Report.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Arrangement, the Company (i) notified Nasdaq of the consummation of the Arrangement and the Transaction and (ii) requested that Nasdaq (x) halt trading of the URC Shares effective as of the evening of July 27, 2026 after market close and suspend trading in the Shares prior to market open on the morning of July 28, 2026, and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all URC Shares from Nasdaq and the deregistration of such URC Shares under Section 12(b) of the Exchange Act. URC intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that URC’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the Transaction, New URC issued 223,252,749 New URC Shares to the Sweetwater Investors at a deemed value of US$3.64 per share in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

In connection with the Transaction, New URC issued 1 share of Class A Preferred Stock to OMF II Onshore Alpha Holdings LLC and 1 share of Class B Preferred Stock to HRG in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

In connection with the Transaction, New URC issued the Special Voting Share to the Trustee in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 506(b) promulgated under and pursuant to the Securities Act.

In connection with the Transaction, New URC issued, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof, 153,957,874 New URC Shares to the holders of URC Shares in exchange for their URC Shares on a 1:1 basis pursuant to the court-approved Arrangement.

In connection with the Transaction, ExchangeCo issued, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof, 3,856,695 Exchangeable Shares to the holders of URC Shares, who made a valid election to receive such shares, in exchange for their URC Shares on a 1:1 basis pursuant to the court-approved Arrangement. The Exchangeable Shares may be exchanged, at the holder’s election, for New URC Shares on a 1:1 basis under the Voting and Exchange Trust Agreement and the Exchangeable Share Terms pursuant to Regulation S or pursuant to a registration statement that is effective under the Securities Act.

In connection with the Transaction, New URC issued, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof, 1,538,150 URC Replacement Options to the holders of URC Options in exchange for their URC Options on a 1:1 basis pursuant to the court-approved Arrangement. The URC Replacement Options are exercisable into 1,538,150 New URC Shares.

The information set forth in the Introductory Note of this Current Report is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Transaction, New URC amended its certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) to authorize an additional class of New URC Shares for the Special Voting Share and adopted the Certificate of Designation.

As a consequence of the Transaction, the rights of former holders of URC Shares who did not elect to receive Exchangeable Shares are now governed by the Certificate of Incorporation, the Bylaws and the DGCL rather than the CBCA and URC’s former articles of incorporation and by-laws.

The information set forth in the Introductory Note, Item 1.01 pertaining to the Investors Rights Agreement, Item 3.02, and Item 5.03 of this Current Report is incorporated into this Item 3.03 by reference.

This summary is qualified in its entirety by reference to the full text of the Certificate of Incorporation, Bylaws and the Certificate of Designation, which are attached hereto as Exhibits 3.1, 3.2 and 3.3 respectively, and incorporated by reference herein.

Investors Rights Agreement

The information set forth in Item 1.01 of this Current Report pertaining to the Investors Rights Agreement is incorporated into this Item 3.03 by reference.

Description of Capital Stock

The following summary describes New URC’s capital stock and certain provisions of the Certificate of Incorporation, Bylaws and Investors Rights Agreement as well as the DGCL.

General

New URC is authorized to issue 1,000,000,000 New URC Shares, par value $0.001.

The total number of shares of preferred stock which New URC is authorized to issue consists of 9,999 shares, par value $0.001 and includes 1 share of Class A Preferred Stock, and 1 share of Class B Preferred Stock.

New URC is authorized to issue 1 Special Voting Share, par value $0.001.

The Board is authorized, without stockholder approval, except as required by the rules of Nasdaq, to issue additional shares of New URC’s capital stock.

As of July 27, 2026, 377,210,623 New URC Shares, 1 Special Voting Share, 1 share of Class A Preferred Stock, and 1 share of Class B Preferred Stock were issued and outstanding.

Common Stock

The New URC Shares consist of shares of common stock, par value $0.001 per share. Holders of New URC Shares are entitled to one vote per share on each matter submitted to a vote of stockholders. Subject to the rights of holders of Preferred Stock, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution or winding up of New URC, after payment of debts and other liabilities and subject to the prior rights of any holders of Preferred Stock, holders of New URC Shares are entitled to share ratably in all remaining assets of New URC. Holders of New URC Shares have no preemptive, subscription, redemption or conversion rights. The New URC Shares issued in connection with the Transaction were issued as fully paid and non-assessable shares of common stock.

Special Voting Share

The Special Voting Share is a single share held by the Trustee under the Voting and Exchange Trust Agreement for the benefit of holders of Exchangeable Shares. The Special Voting Share is not entitled to receive dividends and is not entitled to participate in any distribution of assets upon any liquidation, dissolution or winding up of New URC. The Special Voting Share is not transferable except in connection with a transfer of the Trustee’s obligations under the Voting and Exchange Trust Agreement.

The Special Voting Share entitles the holder thereof to a number of votes at any meeting of stockholders of New URC equal to the number of Exchangeable Shares outstanding from time to time that are not owned by New URC or any of its subsidiaries, with each such Exchangeable Share being exchangeable on a one-for-one basis for New URC Shares. The Special Voting Share may be automatically redeemed by New URC for an amount equal to its par value at such time as the Special Voting Share has no votes attached to it.

Preferred Stock

One share of Class A Preferred Stock was issued to OMF II Onshore Alpha Holdings LLC and one share of Class B Preferred Stock was issued to HRG in connection with the reorganization contemplated by the Arrangement Agreement.

The information set forth in Item 1.01 pertaining to the Certificate of Designation is incorporated into this Item 3.03 by reference.

This summary is qualified in its entirety by reference to the full text of the Certificate of Designation, attached hereto as Exhibit 3.3, and incorporated by reference into this Item 3.03.

Anti-Takeover Effects of Provisions of Delaware Law and New URC’s Organizational Documents

Certain provisions of Delaware law as well as New URC’s organizational documents, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of New URC. They are also designed, in part, to encourage persons seeking to acquire control of New URC to negotiate first with the Board. New URC believes that the benefits of increased protection of New URC’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire New URC because negotiation of these proposals could result in an improvement of their terms.

Blank-Check Preferred Stock Authority

The Certificate of Incorporation authorizes the Board to issue shares of Preferred Stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, without further stockholder approval (except as may be required by the rules of Nasdaq). The ability to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of New URC, as the Board could issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to acquire New URC. This provision may have the effect of deterring hostile takeovers or delaying changes in control or management of New URC.

Section 203 and Business Combinations

The Certificate of Incorporation does not opt out of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested” stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested” stockholder is a person who, alone or together with his affiliates and associates, owns 15 percent or more of a corporation’s voting stock.

Board Vacancies

Subject to the rights of holders of shares of Preferred Stock and the terms of the Investors Rights Agreement, vacancies occurring on the Board for any reason may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders.

Stockholder Action; Special Meeting of Stockholders

The Certificate of Incorporation provides that any action required or permitted to be taken by stockholders of New URC must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting. In addition, special meetings of the stockholders may be called only by or at the direction of the Board pursuant to a resolution adopted by a majority of the Board or by any officer of New URC designated by the Board for such purpose, and shall not be called by any other person or persons.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws establish advance notice procedures for stockholder proposals and director nominations at meetings of stockholders. To be timely, a stockholder’s notice must be delivered to the Secretary of New URC at the principal executive offices of New URC not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting. In the event of a special meeting at which directors are to be elected, the stockholder’s notice must be delivered not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the 10th day following public disclosure of the date of the special meeting. The Bylaws also specify the form and content of a stockholder’s notice, including, among other things, information regarding the nominee or proposed business, the stockholder making the proposal, and any material interest of the stockholder in such proposal. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of New URC.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting.

Choice of Forum

The Certificate of Incorporation provides that, unless New URC consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of New URC, (B) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee or stockholder of New URC to New URC or to New URC’s stockholders, (C) any action arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or the Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, and (D) any action asserting a claim governed by the internal affairs doctrine; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of New URC shall be deemed to have notice of and consented to these provisions.

Limitations on Liability and Indemnification Matters

The DGCL gives corporations the power to indemnify persons in connection with proceedings that are brought by reason of the fact such person was or is acting pursuant to his or her corporate status. The Bylaws require New URC to indemnify (and advance expenses to) its directors and officers of the Company to the fullest extent permitted by the DGCL. Additionally, the Bylaws allow for discretionary indemnification, to the extent authorized from time to time by the Board or the Chief Executive Officer, for employees and agents of the Company.

In addition, the Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director or officer of New URC shall be personally liable to New URC or its stockholders for monetary damages for any breach of fiduciary duties as a director or officer. The Certificate of Incorporation further provides that New URC is authorized to indemnify, and to advance expenses to, each current or former director, officer, employee, or agent of New URC to the fullest extent permitted by Section 145 of the DGCL. No amendment to, or modification or repeal of, these provisions shall eliminate, reduce, or otherwise adversely affect any right or protection of a director, officer, employee, or agent of New URC existing thereunder with respect to any act or omission occurring prior to such amendment, modification, or repeal.

Quorum

The Bylaws provide that the presence, in person, by means of remote communication, or by proxy, of the holders of one-third of the outstanding capital stock of New URC entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to otherwise leave less than a quorum.

Corporate Opportunity Waiver

The Certificate of Incorporation contains provisions renouncing any interest or expectancy of New URC in certain business opportunities presented to “Covered Persons,” which include the Orion Funds, the OTPP Funds (each as defined in the Certificate of Incorporation), their respective principals, members, partners, stockholders, directors, officers, employees and other representatives (other than any such person who is also an employee of New URC or its subsidiaries), and any person designated by a Sponsor to serve as a director of New URC. Under these provisions, no Covered Person has any duty to refrain from engaging in the same or similar lines of business as New URC or otherwise competing with New URC, except for any opportunity presented to a Covered Person solely in such person’s capacity as an officer, director or stockholder of New URC. The corporate opportunity provisions terminate with respect to a given Sponsor and its related Covered Persons at such time as such Sponsor ceases to beneficially own at least 5% of the then outstanding Common Stock; provided that such termination does not affect opportunities that arose prior to such time. These provisions may limit New URC’s ability to participate in business opportunities that might otherwise be available to it.

The Certificate of Incorporation additionally provides that no provision of Article X thereof (relating to the corporate opportunity waiver described above) may be amended, altered, changed or replaced without the affirmative vote of the holders of at least sixty-six and two-thirds percent of all the voting power of all then outstanding shares of capital stock of New URC entitled to vote thereon, voting together as a single class.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Item 5.01.	Changes in Control of Registrant.

As a result of the Transaction, the Sweetwater Investors, who received approximately 223,252,749 New URC Shares in addition to approximately US$330 million in cash, are expected to hold, together with their affiliates, approximately 59% of the outstanding common stock, with the Orion Sellers and their affiliates holding 43% and OTPPB holding 16% Former holders of URC Shares are expected to hold approximately 41% of the outstanding common stock.

Investors Rights Agreement

The information set forth in Item 1.01 of this Current Report pertaining to the Investors Rights Agreement is incorporated into this Item 5.01 by reference.

The information set forth in the Introductory Note of this Current Report is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Directors

Upon consummation of the Transaction, the Board consists of the individuals who served as members of the board of directors of URC prior to the Transaction: (i) Amir Adnani, (ii) Scott Melbye, (iii) Vina Patel, (iv) Neil Gregson, (v) Donna Wichers and (vi) Ken Robertson. In addition to the current Board, the Sweetwater Investors will have the ability to designate up to three additional directors.

Amir Adnani

Mr. Adnani, age 48, has served as the Chairman and a director of URC since August of 2019. Mr. Adnani is a founder and serves as the President, Chief Executive Officer and a director of Uranium Energy Corp. (“UEC”), a uranium mining and exploration company listed on NYSE American LLC (the “NYSE American”), and has served in that role since January 2005. Mr. Adnani is also the founder and co-chairman of GoldMining Inc., a publicly-listed gold acquisition and development company, and has served in that role since January 2011. Mr. Adnani was a director of Gold Royalty Corp., a precious metals-focused royalty and streaming company, from November 2020 to March 2023. Mr. Adnani has served on the Board of Management of the World Nuclear Association since April 2025. Mr. Adnani holds a Bachelor of Science degree from the University of British Columbia and was a director of the university’s alumni association from 2015 to 2021.

Neil Gregson

Mr. Gregson, age 63, served as a director of URC since October of 2020. Mr. Gregson is a qualified mining engineer with over 30 years of experience in the resources sector. From September 2010 to April 2020, Mr. Gregson was a Portfolio Manager at J.P. Morgan Asset Management Global Equities Team based in London where he was responsible for global natural resources mandates. He held prior investment management roles at CQS Asset Management as a Senior Portfolio Manager focused on natural resources and at Credit Suisse Asset Management as Head of Emerging Markets and related sector funds. Mr. Gregson has a BSc (Hons) Mining Engineering from Nottingham University. Mr. Gregson became an associate of the Institute of Investment Management and Research of London in 1994. Mr. Gregson holds a Diploma in Business Management from Damelin College, Johannesburg (1988) and a Mine Managers Certificate of Competency, South Africa (1985).

Scott Melbye

Mr. Melbye, age 63, has served as a director of URC since April of 2017, and has served as President and CEO of URC since October of 2019. Mr. Melbye has over 41 years of experience in the nuclear energy industry and has held leadership positions in various uranium mining companies and industry organizations. Mr. Melbye has served as an Executive Vice President of UEC since September 8, 2014, where he is responsible for uranium marketing and sales and strategic growth objectives, and as advisor to the Nuclear Engineering Program at the Colorado School of Mines. Previously, Mr. Melbye was the Vice President of Commercial at Uranium Participation Corporation (now Sprott Physical Uranium Trust) from 2014 to 2018 and concurrently served as an advisor to the Chairman of Kazatomprom, the national uranium company of Kazakhstan, until March 2018. Prior to that, Mr. Melbye held the position of Executive Vice President of Marketing at Uranium One Inc. from 2011 to 2014, and, from 1989 to 2010, held various positions at Cameco Corporation, including President of their global marketing subsidiary, Cameco, Inc. Mr. Melbye is currently the President of the Uranium Producers of America and is a past Chair of the Board of Governors of the World Nuclear Fuel Market. Mr. Melbye holds a Bachelor of Science (B.Sc.) in Business Administration from Arizona State University.

Vina Patel

Ms. Patel, age 61, served as a director of URC since October of 2019. Ms. Patel is a capital markets professional with over 20 years of experience. Ms. Patel is Director of Night Star Consulting Ltd., a company which provides consulting and marketing services to mining companies, since July 2011. Ms. Patel began her capital markets career on the Institutional Equity team at Canaccord Genuity Corp. with a focus on UK and European markets. Ms. Patel successfully setup a new London office for Westwind Partners (now Stifel Financial) and for 5 years subsequent, Ms. Patel was head of London institutional sales at Haywood Securities Inc. Over the course of her career, Ms. Patel has specialized in raising capital from institutional investors for exploration and mining companies including a number of uranium companies. She has established long-standing and successful relationships with both mining corporates and the investment community, gaining extensive knowledge and experience of the sector. Ms. Patel graduated with an MBA from Warwick Business School in 1999, where she was also awarded a Women’s Scholarship. Prior to this, she was a senior school teacher and holds a Master of Arts in Education from the University of London.

Ken Robertson

Mr. Robertson, age 71, served as a director of URC since October of 2024. Mr. Robertson was previously a partner and Global Mining & Metals Group Leader with Ernst & Young LLP (“EY”) from 1979 to 2015. During his career at EY in Canada and the United Kingdom, Mr. Robertson developed extensive experience in initial public offerings, financings, governance and securities regulatory compliance. Mr. Robertson is a Chartered Professional Accountant. Mr. Robertson currently serves as a director of Gold Royalty Corp., a precious metals-focused royalty and streaming company listed on the NYSE American, since November 2020, and of Silvercorp Metals Inc., a silver exploration company listed on the TSX and NYSE American, since September 2022. Mr. Robertson previously served as a director of Mountain Province Diamonds Inc., a diamond exploration and mining company listed on the TSX, from June 2020 to June 2024, of Avcorp Industries Inc., a supplier of airframe structures, from June 2017 to November 2022, and of SAIS Limited (formerly Sarment Holding Limited), a technology services company, from March 2019 to July 2020. Mr. Robertson is a Chartered Professional Accountant, holds a Bachelor of Commerce degree from McMaster University and the ICD.D designation from the Institute of Corporate Directors.

Donna Wichers

Ms. Wichers, age 71, served as a director of URC since October of 2024. Ms. Wichers has over 40 years of experience in senior roles with ISR and conventional uranium mines in the USA, including past positions with mining subsidiaries of Uranium One Americas Inc. (now named UEC Wyoming Corp.) (“Uranium One”), and Orano SA, in the USA, Rio Algom, Arizona Public Service and Westinghouse, and provides annual consultancy services to the International Atomic Energy Commission since 2015. Ms. Wichers is a past member of the boards of directors of the National Mining Association, the Wyoming Mining Association and the Uranium Producers of America and is a past Chairman of the Society of Mining Engineers of American Institute of Mining, Metallurgical, and Petroleum Engineers, Incorporated (AIME), Wyoming Mining and Metals Section. Ms. Wichers holds a Master of Science in Water Resources and a Bachelor of Science with Honors in Microbiology, both from the University of Wyoming.

Director Compensation

New URC’s directors are entitled to receive remuneration for serving on the Board as the directors or the stockholders may from time to time determine, and New URC is required to reimburse each director for reasonable expenses that he or she may incur in and about the business of New URC. New URC’s directors may award special remuneration, without confirmation by the stockholders, to any director undertaking any special services on New URC’s behalf other than routine work ordinarily required of a director, and such remuneration will be in addition to any other remuneration that such director may be entitled to receive. Unless the stockholders determine otherwise, the Board may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with New URC and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance. In addition, awards under the Uranium Royalty Corp. 2026 Long-Term Incentive Plan (the “New Incentive Plan”) are granted to the directors annually.

No director compensation was paid to directors who are executive officers of New URC in the financial year ended April 30, 2026. New URC’s independent directors are each paid a quarterly retainer fee of CAD$5,750.

No additional committee and/or chairman fees or meeting attendance fees were paid to the directors during the financial year ended April 30, 2026.

Family Relationships and Arrangements

There are no family relationships between any members of the Board and any of New URC’s executive officers.

Composition of the Board

The business and affairs of New URC are managed by or under the direction of the Board, which is chaired by Mr. Adnani. When considering whether directors and director nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies in order to provide an appropriate mix of experience and skills relevant to the size and nature of the business. The total number of directors constituting the Board shall be determined from time to time in the manner as set forth in the Certificate of Incorporation.

Committees of the Board

Upon consummation of the Transaction, the Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee consists of independent directors who are qualified to serve on the applicable committee under applicable law and Nasdaq listing standards. Each committee operates under a written charter that has been approved by the Board.

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) consists of four members, including Mr. Robertson, Mr. Gregson, Ms. Patel, and Ms. Wichers, with Mr. Robertson serving as Chair. The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements under the Nasdaq listing standards and the rules and regulations of the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, the Board has determined that Mr. Robertson qualifies as an “audit committee financial expert,” as such term is defined under SEC rules. The Audit Committee is responsible for overseeing New URC’s corporate accounting and financial reporting process and assisting the Board in its oversight of (i) the integrity of the financial statements of New URC, (ii) New URC’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of New URC’s independent auditor, (iv) the performance of New URC’s internal audit function and independent auditor, (v) New URC’s internal control systems, and (vi) New URC’s systems of disclosure controls and procedures. The Audit Committee is responsible for, among other things: appointing, compensating, retaining, and overseeing the work of New URC’s independent auditor; discussing with New URC’s independent auditor any audit problems or difficulties and management’s response; pre-approving all permitted audit and non-audit services performed for New URC by its independent auditor; reviewing and discussing New URC’s annual audited financial statements and quarterly financial statements with New URC’s management and its independent auditor; overseeing New URC’s risk management activities, including holding periodic discussions with management regarding New URC’s guidelines and policies with respect to risk assessment, risk management, and major strategic, financial, and operational risk exposures, including fraud, cybersecurity, artificial intelligence, and data privacy matters; reviewing and approving related party transactions in accordance with New URC’s Related Party Transactions Policy; and establishing procedures for: (i) the receipt, retention, and treatment of complaints received by New URC regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by New URC’s employees of concerns regarding questionable accounting or auditing matters.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) is composed of Ms. Patel, Mr. Gregson, Ms. Wichers, and Mr. Robertson, with Ms. Patel serving as Chair. The Board has determined that each member of the Nominating Committee qualifies as “independent” under the applicable Nasdaq listing standards and the rules and regulations of the SEC. The purpose of the Nominating Committee is to, among other things, (i) identify and recommend to the Board individuals qualified to be nominated for election to the Board, in accordance with Rule 5605(e) of the Nasdaq Listing Rules, (ii) recommend to the Board the members for each Board committee, (iii) periodically review and assess New URC’s Code of Ethics and Business Conduct and Corporate Governance Guidelines and make recommendations for changes thereto to the Board, (iv) oversee the evaluation of the Board and management, and (v) assist in creating a corporate culture and environment of integrity and accountability. Specific responsibilities of the Nominating Committee include, among other things: establishing and articulating qualifications and selection criteria for members of the Board or any Board committee, in accordance with relevant law and applicable Nasdaq rules; considering and making recommendations to the Board regarding the composition and chairmanship of the Board and its committees; developing and making recommendations to the Board regarding New URC’s corporate governance guidelines and monitoring New URC’s approach to governance issues; identifying principal business risks and recommending risk mitigation measures to the Board; and overseeing annual self-evaluations of the performance of the Board, including its individual directors and committees.

Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is composed of Mr. Gregson, Ms. Patel, and Mr. Robertson, with Mr. Gregson serving as Chair. The Board has determined that each member of the Compensation Committee qualifies as “independent” under the applicable Nasdaq listing standards and the rules and regulations of the SEC. The purpose of the Compensation Committee is to, among other things, (i) discharge the responsibilities of the Board relating to the compensation of New URC’s Chief Executive Officer; (ii) discharge the responsibilities of the Board relating to compensation of New URC’s other executive officers; (iii) annually review and report to the Board on organizational structure and ensure that a succession plan for the Chief Executive Officer and the executive officers of New URC has been developed; (iv) administer New URC’s incentive compensation and equity-based plans subject to Board approval; (v) review and discuss with management New URC’s Compensation Discussion and Analysis, and produce an annual report on executive compensation for inclusion in New URC’s proxy statement, in accordance with applicable rules and regulations; and (vi) review and approve the directors’ and officers’ compensation plans, policies, and programs of New URC. Specific responsibilities of the Compensation Committee include, among other things: reviewing and making recommendations to the Board regarding the cash and equity compensation, perquisites, evaluation, and employment agreements of New URC’s Chief Executive Officer; reviewing and establishing the annual compensation of the executive officers; reviewing and approving grants for participants under New URC’s equity compensation plans; and reviewing and recommending to the Board the compensation of non-employee directors.

Appointment of Officers

Upon consummation of the Transaction, the executive officers of New URC are: (i) Amir Adnani, as Chairman; (ii) Scott Melbye, as President and Chief Executive Officer; (iii) Andrew Marshall, as Chief Financial Officer and Corporate Secretary; and (iv) Darcy Hirsekorn, as Chief Technical Officer. The background of Messrs. Adnani and Melbye are described above under “Directors.”

Andrew Marshall

Mr. Marshall, age 46, has served as the Chief Financial Officer for URC since August of 2025. He is a Chartered Accountant and Chartered Financial Analyst with over 20 years of senior financial leadership experience in the natural resources sector. He brings a strong background in accounting, corporate reporting across Canada and the U.S., financial and risk management, transactional financing, M&A, and strategic support for growth-stage mining companies. His career includes CFO roles at multiple publicly listed resource companies, where he supported project advancement, capital markets initiatives, and cross-border operations. Mr. Marshall began his career with PwC LLP in London before relocating to Vancouver in 2008. He graduated from Newcastle University, England, with a BA(Hons) in Financial Analysis and Accounting.

Mr. Marshall has notified New URC of his decision to resign as Chief Financial Officer of New URC, effective as of the close of business on July 29, 2026.

Eason Chen

On July 27, 2026, the Board appointed Eason Chen to serve as the Company’s Interim Chief Financial Officer, effective as of July 30, 2026.

Mr. Chen, age 45, is a Chartered Professional Accountant with more than 20 years of experience in auditing, technical accounting, corporate finance, and public-company financial reporting. Prior to joining New URC, Mr. Chen served as Chief Financial Officer for Cascadia Blockchain Group, a publicly listed financial technology company. He began his career in EY’s mining audit practice and subsequently worked at MNP LLP in corporate finance, assurance and the national technical team, advising on complex accounting, auditing and regulatory reporting matters involving publicly listed companies. Mr. Chen has previously held senior finance leadership roles, including Chief Financial Officer of a copper-gold producing mining company, where he oversaw major financing transactions, ERP implementation and cost-efficiency initiatives. He has also served as an accounting and finance advisor for Nasdaq- and NYSE-listed companies, including UEC, GoldMining Inc., and U.S. GoldMining Inc.

Darcy Hirsekorn

Mr. Hirsekorn, age 53, has served as the Chief Technical Officer for URC since May of 2017. He is a seasoned professional geoscientist with over 30 years of experience in uranium mining and exploration. He started working for Cameco Corporation in 1996 and held increasingly senior roles culminating in the position of District Geologist in 2016. He was part of an exploration group at Cameco that outlined over 250 million pounds of uranium resources, including the Millennium, Fox Lake and Tamarack deposits. In 2017 he joined UEC as the District Geologist for Saskatchewan. Throughout his career he has had the opportunity to visit and explore in many of the world’s top uranium districts. He has a diverse skillset in exploration strategy, project evaluation, project and portfolio management, risk mitigation, safety, health and environmental management, and community engagement. He is active in the mining and exploration industry, having sat on the board of the Nunavut/NWT Chamber of Mines, the executive of the local Canadian Institute of Mining Geological Section, and has served as the Vice Chair of the Environment and Sustainability Committee for the Saskatchewan Association of Professional Engineers and Geoscientists of Saskatchewan. He holds a Bachelor of Science Degree in Geology from the University of Saskatchewan and a Certificate in Applied Project Management from SaskPolytech.

Executive Compensation

Consulting Agreements

URC has entered into consulting agreements with companies controlled by each of the NEOs for the provision of services by the NEOs. The following is a summary description of material terms of such agreements or arrangements.

Consulting Agreement with Castle Rock Uranium LLC

URC entered into a consulting agreement, dated as of October 22, 2019, with Castle Rock Uranium LLC (“Castle Rock”), pursuant to which Castle Rock will, primarily through Scott Melbye, provide management and business development services, among other things, to URC (the “Melbye Agreement”). In consideration for such services, URC pays Castle Rock a monthly fee of $11,500. URC or Castle Rock may terminate the Melbye Agreement upon thirty days’ written notice.

This summary is qualified in its entirety by reference to the full text of the Melbye Agreement, a copy of which is filed as Exhibit 10.5 and incorporated by reference herein.

Employment Agreement with Andrew Marshall

URC entered into a part-time employment agreement with Andrew Marshall, dated as of May 23, 2025 (the “Marshall Agreement”). Pursuant to the Marshall Agreement, URC engaged Mr. Marshall to provide financial and management services to URC. In consideration for such services, URC pays Mr. Marshall CAD$12,500 per month.

This summary is qualified in its entirety by reference to the full text of the Marshall Agreement, a copy of which is filed as Exhibit 10.6 and incorporated by reference herein

Consulting Agreement with Darcy Hirsekorn

URC entered into an independent contractor agreement with Darcy Hirsekorn, dated as of July 24, 2018, as amended on January 31, 2019, September 30, 2019, May 1, 2020, November 5, 2020, May 28, 2021, July 18, 2023 and June 10, 2026 (collectively, the “Hirsekorn Agreement”). Pursuant to the Hirsekorn Agreement, URC engaged Mr. Hirsekorn to provide geological services to URC. In consideration for such services, URC pays Mr. Hirsekorn CAD$9,027 per month plus applicable goods and services tax.

This summary is qualified in its entirety by reference to the full text of the Hirsekorn Agreement, a copy of which is filed as Exhibit 10.7 and incorporated by reference herein.

Compensation for Eason Chen

Eason Chen currently provides financial and management services to URC through CEC Accounting & Advisory Corp. at an hourly rate of CAD$180. Such fees are payable monthly.

Related Party Transactions

There have been no transactions entered into, or in effect, to which New URC has been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of New URC’s directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of New URC’s voting securities, had or will have a direct or indirect material interest.

Compensatory Plans

Adoption of Uranium Royalty Corp. Long-Term Incentive Plan

In connection with but prior to the consummation of the Transaction, New URC adopted the New Incentive Plan as of the Effective Date. The purpose of the New Incentive Plan is to promote the long-term success of New URC and the creation of stockholder value by (a) encouraging the attraction and retention of directors, key employees and consultants of New URC and its subsidiaries, (b) encouraging such individuals to focus on critical long-term objectives, and (c) promoting greater alignment of the interests of such individuals with the interests of New URC and its stockholders.

Under the New Incentive Plan, New URC may grant future awards of restricted share units, performance share units, deferred share units, stock options and stock appreciation rights to New URC’s directors, key employees and consultants. The New Incentive Plan is a “fixed” plan, permitting the issuance of up to 37,721,062 shares of common stock in respect of awards granted thereunder. The total number of shares issuable to any participant under the New Incentive Plan, at any time, together with shares reserved for issuance to such participant under all of New URC’s other security-based compensation arrangements, may not exceed five percent of the issued and outstanding shares. The total number of shares issuable to non-executive directors (excluding the Chairman) may not exceed three percent of the issued and outstanding shares. The grant value of shares issuable pursuant to stock options granted to any one non-executive director (excluding the Chairman), together with shares reserved for issuance to such director under any other security-based compensation arrangements, may not exceed $100,000 in any fiscal year.

The New Incentive Plan is administered by the Board, which may delegate its authority to the Compensation Committee. The exercise price of stock options and stock appreciation rights granted under the New Incentive Plan may not be lower than the closing price of the shares on the last trading day immediately prior to the grant date. The term of any stock option or stock appreciation right may not exceed ten years, and no award may vest prior to the first anniversary of the grant date, except that (i) awards granted to directors on the date of an annual meeting of stockholders may vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders that is at least 50 weeks after the grant date, and (ii) the Board may designate awards covering up to five percent of the shares available under the New Incentive Plan as “Exempt Shares” that may vest on an earlier date. In the event of a change of control, if a participant is terminated by New URC or a subsidiary without cause within 30 days prior to or 12 months following such change of control, all restrictions upon any outstanding awards of restricted share units, stock options and stock appreciation rights shall lapse immediately and such awards shall become fully vested. With respect to performance share units, the Board may only approve acceleration upon a change of control if the amount payable or vested is linked to the achievement of the applicable performance goals as of the closing date of the change of control and/or is prorated based on the time elapsed in the applicable performance cycle.

Additionally, as described in the Introductory Note, each outstanding URC Option was exchanged for a URC Replacement Option to acquire New URC Shares on an economically equivalent basis, which will be subject to substantially the same terms and conditions as the URC Option.

This summary is qualified in its entirety by reference to the full text of the New Incentive Plan and a form of the Option Award Agreements to be executed under the New Incentive Plan, copies of which are filed as Exhibit 10.8 and 10.9, respectively, incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Transaction, New URC amended the Certificate of Incorporation and Bylaws.

The information set forth in Item 3.03 is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On July 27, 2026, New URC issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of New URC under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

The (i) audited consolidated financial statements of URC for the years ended April 30, 2026 and 2025 and (ii) management’s discussion and analysis of financial condition and results of operations for such periods are attached hereto as Exhibits 99.2 and 99.3, respectively.

(a) Financial Statements of Business Acquired.

The (i) audited financial statements of the Sweetwater Entities for the fiscal years ended December 31, 2025 and 2024, (ii) the unaudited interim consolidated financial statements of the Sweetwater Entities for the quarter ended March 31, 2026 and (iii) management’s discussion and analysis of financial condition and results of operations for such periods are attached hereto as Exhibits 99.4, 99.5 and 99.6, respectively.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements of URC and the Sweetwater Entities for the fiscal year ended April 30, 2026 are attached hereto as Exhibit 99.7.

Exhibits 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Uranium Royalty Corp.

3.2	Amended and Restated Bylaws of Uranium Royalty Corp.

3.3	Certificate of Designation of Class A Preferred Stock and Class B Preferred Stock of Uranium Royalty Corp.

4.1	Voting and Exchange Trust Agreement, dated July 27, 2026, by and among Uranium Royalty Corp., UROY CallCo ULC, UROY Exchange Co. Ltd. and Computershare Trust Company of Canada, as trustee

10.1*	Arrangement Agreement, dated April 16, 2026, by and among URC, the Orion Sellers and HRG Metals LP

10.2#	Investors Rights Agreement, dated as of July 27, 2026, by and among Uranium Royalty Corp., Orion Resource Partners (USA) LP and Ontario Teachers’ Pension Plan Board

10.3	Exchangeable Share Support Agreement, dated July 27, 2026, by and among Uranium Royalty Corp., UROY CallCo ULC and UROY ExchangeCo Ltd.

10.4	Form of Indemnification Agreement by and between Uranium Royalty Corp. and each of its directors and executive officers

10.5	Consulting Agreement, dated as of October 22, 2019, by and between URC and Castle Rock Uranium LLC

10.6	Executive Employment Agreement, dated as of May 23, 2025, by and between URC and Andrew Marshall

10.7	Independent Contractor Amendment Agreement, dated as of June 10, 2026, by and between URC and Darcy Hirsekorn, as amended

10.8	Uranium Royalty Corp. 2026 Long-Term Incentive Plan, adopted July 27, 2026

10.9	Form of Option Award Agreement under the Uranium Royalty Corp. 2026 Long-Term Incentive Plan

99.1	Press Release of Uranium Royalty Corp., dated July 27, 2026

99.2	Audited consolidated financial statements of URC for the years ended April 30, 2026 and 2025

99.3	Management’s discussion and analysis of financial condition and results of operations of URC for the years ended April 30, 2026 and 2025

99.4	Audited financial statements of the Sweetwater Entities for the fiscal years ended December 31, 2025 and 2024

99.5	Unaudited interim consolidated financial statements of the Sweetwater Entities for the quarter ended March 31, 2026

99.6	Management’s discussion and analysis of financial condition and results of operations for the Sweetwater Entities for the fiscal years ended December 31, 2025 and 2024 and the quarter ended March 31, 2026

99.7	Unaudited pro forma condensed combined financial statements of URC and the Sweetwater Entities for the fiscal year ended April 30, 2026

*	Portions of these documents have been omitted pursuant to Item 601(b)(10) of Regulation S-K because they are both (i) not material and (ii) contain the type of information that the Company customarily and actually treats as private and confidential.
#	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uranium Royalty Corp.

Date: July 28, 2026	By:	/s/ Scott Melbye
Scott Melbye
Chief Executive Officer